Exhibit 23.5

TBPELS REGISTERED ENGINEERING FIRM F-1580
633 SEVENTEENTH STREET, SUITE 1700	DENVER, COLORADO 80202	(303) 339-8110

Consent of Independent Petroleum Engineers

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2022 relating to the estimated proved reserves of Civitas Resources, Inc. (formerly known as Bonanza Creek Energy, Inc.) (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

By: \s\ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, Colorado
March 21, 2022